Exhibit 99.3

Nextel Communications Inc.

2001 Edmund Halley Drive

Reston, Virginia 20191

December 14, 2004

Motorola, Inc.

1303 East Algonquin Road

Schaumburg, Illinois 60196

Attention: David Devonshire

Ladies and Gentlemen:

You understand that we propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Sprint Corp., a Kansas corporation (“Saturn”) and Nextel Communications Inc., a Delaware corporation (the “Nextel”). In connection therewith, this will confirm our agreement as follows:

1.	Restriction on Transfer. From and after the date hereof and until the Termination Date, Motorola, Inc. for itself and any entity controlled by Motorola, including Motorola SMR, Inc. (collectively, “Motorola”) hereby agrees that it will not enter into any transaction that constitutes a Disposition of any of its Class B Non-Voting Common Stock, par value $0.001 per share, of Nextel (the “Nextel Class B Common Stock”), or any shares of non-voting common stock of Saturn issued in exchange therefor pursuant to the Merger Agreement (the “Motorola Shares”). For this purpose, a “Disposition” shall mean (i) a direct sale of the Motorola Shares, (ii) a forward sale of the Motorola Shares or any similar transaction, (iii) any transaction that constitutes a constructive sale of the Motorola Shares under Section 1259 of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the “Code”), (iv) any transaction that constitutes a sale or exchange (or other disposition) of the Motorola Shares for U.S. federal income tax purposes, (v) any pledge of the Shares or similar transaction, (vi) any transaction that with the passage of time or upon the occurrence or non-occurrence of an event would give rise, directly or indirectly, to any transaction described in (i) through (v), and any agreement, understanding, arrangement, or substantial negotiations regarding such any such transaction, as determined for purposes of Section 355(e) of the Code and the Treasury Regulations thereunder.

2. Allowed Hedge. Except as provided herein, Motorola may not enter into any hedging, liquidity or similar transaction with respect to the Motorola Shares. Notwithstanding the foregoing, Motorola may enter into certain specified hedging or monetizing transactions (each, an “Allowed Hedge”) that satisfy Paragraph 1, provided that any such Allowed Hedge must have terms that are substantially in the form of Exhibit A hereto. In addition, Nextel will reasonably consider any other proposed hedging or monetizing transactions as may be proposed by Motorola from time to time, but will have absolute discretion in determining whether or not any such proposed transaction will also be considered an Allowed Hedge based on Nextel’s good faith determination of whether or not such proposed hedging or monetizing transactions would cause a violation of Paragraph 1. Notwithstanding anything to the contrary contained herein, no transaction will be treated as an Allowed Hedge unless (i) it can be settled only in cash, and not by delivery of the Shares and (ii) Motorola’s obligations in the transaction are not secured by any express or implied pledge of the shares. In the case of each Allowed Hedge (including any proposed Allowed Hedge) Motorola shall provide Nextel with (i) documentation describing the material terms of the transaction in reasonable detail and (ii) a tax opinion in form and in substance reasonably satisfactory to Nextel from a nationally recognized law firm, stating that the Allowed Hedge (or proposed Allowed Hedge) satisfies the conditions of Paragraph 1. In the case of an Allowed Hedge that has terms that are substantially in the form of Exhibit A hereto, Motorola may enter into such transaction immediately upon providing the documentation and the opinion described in the preceding sentence. In the case of a proposed Allowed Hedge, Nextel shall notify Motorola whether or not such proposed transaction, in Nextel’s good faith determination, will be treated as an Allowed Hedge within five business days of delivery of such documentation and opinion.

3. Consent Fee. As consideration for Motorola’s compliance with the terms and conditions of this letter agreement, upon receipt of the necessary approvals by the stockholders of both Nextel and Saturn of the transactions contemplated by the Merger Agreement (the “Stockholder Approval”), Nextel hereby agrees to pay to Motorola, by wire transfer of immediately available funds, on the third (3rd) business day after receipt of Stockholder Approval, a fee of $50,000,000 (the “Consent Fee”), provided, that Motorola shall refund the Consent Fee to Nextel within five business days after the occurrence of the event described in clause (iv) of Paragraph 4 hereof if at such time the merger contemplated by the Merger Agreement has not been completed. Notwithstanding the foregoing, if after January 1, 2005 and prior to the receipt of the Stockholder Approval Motorola notifies Nextel of its intent to enter into an Allowed Hedge, Nextel shall pay the Consent Fee on the business day immediately preceding the date upon which Motorola intends to enter into such Allowed Hedge, provided, that Motorola shall refund such amount to Nextel within five business days after occurrence of either of the events described in clauses (iii) and (iv) of Paragraph 4 hereof if at such time the merger contemplated by the Merger Agreement has not been completed.

4. Termination. This letter agreement and all of the rights, obligations or duties hereunder shall terminate and have no further force or effect (such date of termination, the “Termination Date”) on the earlier to occur of (i) December 31, 2006, (ii) the second business day following the date of completion of the “ILEC Separation,” as defined in the Merger Agreement, (iii) immediately following the termination of the Merger Agreement by the parties thereto, and (iv) the second business day following the date of any event, the result of which eliminates the ability of Saturn or the Surviving Company, as defined in the Merger Agreement, to consummate the “ILEC Separation” as defined in the Merger Agreement, on a tax-free basis (including without limitation a change of control of Saturn or the Surviving Company).

5. No Inconsistent Agreements. Motorola hereby covenants and agrees that, except as contemplated by this letter agreement, it shall not enter into any agreement, arrangement or understanding with any person (other than Nextel or Saturn) with respect to the Motorola Shares which would prevent Motorola from complying with his obligations under this letter agreement.

6. Stop Transfer. Nextel and any duly appointed transfer agent for the registration or transfer of the Motorola Shares are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

7. Further Assurances. From time to time, at either party’s reasonable request and without further consideration, the other party agrees that it shall use its reasonable best efforts to execute and deliver such additional documents and take all such further lawful action as the first party may reasonably request in connection with the performance of the latter party’s obligations under this letter agreement.

8. Miscellaneous.

(a) Entire Agreement. This letter agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) Assignment. This letter agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party; provided that, Nextel may assign its rights and obligations to the “Surviving Company,” as defined in the Merger Agreement, and to any other person into which Nextel may be merged, whether formally or by operation of law, or that is the transferee of all or substantially all of the assets of Nextel. Nothing in this letter agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this letter agreement.

(c) Amendments; Waiver. This letter agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

(d) Severability. Any provision of this letter agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this letter agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(e) Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this letter agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this letter agreement; provided, however, that the foregoing provisions of this Paragraph 8(e) shall not apply to any claim by Motorola for enforcement of its rights under Paragraph 2 with respect to any proposed Allowed Hedge that is not described in Exhibit A hereto.

(f) Remedies. All rights, powers and remedies provided under this letter agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this letter agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

(g) Governing Law. This letter agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

(h) Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

(i) Class B Shares. Nextel hereby confirms that the Merger Agreement provides for the exchange of the shares of Class B Non-Voting Common Stock, par value $0.001 per share, of Nextel (the “Class B Non-Voting Common Stock”) now held by Motorola for shares of Non-Voting Common Stock of the ultimate parent company resulting from the transactions contemplated by the Merger Agreement that have substantially identical rights to the rights of the Class B Non-Voting Common Stock as set forth in the Amended Certificate of Incorporation of Nextel.

(j) Reference to Nextel. Reference to Nextel prior to completion of the merger contemplated by the Merger Agreement means Nextel and reference to Nextel subsequent to completion of the merger contemplated by the Merger Agreement means the combined Saturn-Nextel company.

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If the foregoing is consistent with your understanding and is acceptable to you, please execute one copy of this letter agreement and return it to us whereupon this letter agreement shall become a binding agreement among us.

Sincerely,

NEXTEL COMMUNICATIONS INC.

		By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer

Agreed, acknowledged and accepted as of the 14th day of December, 2004.

MOTOROLA, INC.

By:	/s/ David W. Devonshire
Name:	David W. Devonshire
Title:	Executive Vice President and
Chief Financial Officer

MOTOROLA SMR, INC.

By:	/s/ David W. Devonshire
Name:	David W. Devonshire
Title:	President